Exhibit 10.31

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of July 31, 2007, by and between Chapeau, Inc., a Utah corporation (the “Company”), and ___________, an individual (the “Purchaser”).

RECITALS

WHEREAS, the Company has requested from the Purchaser funds in an amount of $300,000.00 to be used by the Company for general corporate purposes, and the Company has agreed to sell to the Purchaser shares of its common stock, par value $0.001 per share (the “Common Stock”) on the terms and conditions provided herein;

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 1,000,000 shares of Common Stock (the “Stock”), together with warrants to purchase up to 1,000,000 additional shares of Common Stock (the “Warrants”) in accordance with the following terms and conditions,

NOW, THEREFORE, in consideration of the foregoing and the mutual terms and provisions contained herein, the parties hereto agree as follows:

1.	Sale and Purchase.

(a)        Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell and issue to the Purchaser, and the Purchaser hereby agrees to purchase from the Company the Stock for a purchase price equal to $0.30 per share or an aggregate of $300,000.00 (the “Purchase Price”).

(b)        In further consideration for the payment of the Purchase Price by the Purchaser to the Company, the Company agrees to issue to the Purchaser simultaneously with the Stock, warrants to acquire an additional 1,000,000 shares of Common Stock at a purchase price of $0.50 per share of Common Stock (the “Warrants” and together with the Stock hereinafter referred to as, the “Shares”), the Warrants to be in the form attached to this Agreement as Exhibit 1(b).

2.	Closing.

(a)        The closing (the “Closing”) of the purchase and sale of the Shares shall occur at the office of the Company at 10:00 a.m. Pacific Time, on the date first written above.

(b)        The Company acknowledges that as of the Closing it has, in installments paid on January 20, 2006, February 10, 2006, February 14, 2006, February 27, 2006, March 2, 2006 and March 10, 2006, received the Purchase Price in full, including without limitation the amount of $15,000.00, which the Company will pay directly to Calim Private Equity, LLC (“Calim”) as a placement fee (the “Placement Fee”), and Calim hereby acknowledges that payment of the Placement Fee by the Company satisfies in full the Company’s obligation to compensate Calim with respect to the transactions contemplated by this Agreement pursuant to Section 6(b) of that certain Financial Advisory Agreement made and entered into June 6, 2002 by and between Calim and the Company.  The Company acknowledges the duty of payment of the Placement Fee to Calim and further acknowledges that it is aware that Calim is an affiliate of the Purchaser.

(c)        As soon as reasonably practicable following the Closing, the Company’s transfer agent shall deliver to the Purchaser the certificate representing the Stock, free and clear of all liens, claims, options or rights to purchase, warrants, security interests, pledges, encumbrances and other rights of third parties.  In addition, at the Closing the Company shall deliver to the Purchaser the Warrants.

(d)        At the Closing, and thereafter, each party agrees to execute and deliver to the other any and all documents or instruments reasonably requested by the other party to effect the sale and purchase of the  Shares and the payment of the Purchase Price.

3.         Representations and Warranties of the Company.  Except as set forth in the Schedule of Exceptions attached as Exhibit 3 to this Agreement, the Company represents and warrants to the Purchaser as follows:

(a)        The Company (i) is duly organized, validly existing and in good standing as a corporation under the laws of the State of Utah; (ii) has the corporate power and authority to own or lease and operate its property and to conduct the business in which it is currently engaged; and (iii) is, to its knowledge, in compliance with all requirements of applicable law except to the extent that the failure to comply therewith would not reasonably be expected to, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company or its obligations under this Agreement and the Warrants (collectively, the “Transaction Documents”).

(b)        The authorized capital stock of the Company as of the date of the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 consists of (i) 325,000,000 shares of the Common Stock, of which there are currently 54,732,704 issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which none are currently issued and outstanding.  All issued shares of Common Stock are validly issued, fully paid and non-assessable.

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(c)        The Company has the corporate power and authority to make, deliver and perform its obligations under each of the Transaction Documents and to issue the Shares hereunder and has taken all necessary corporate action to authorize this Agreement and the other transactions contemplated hereby on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of its obligations under this Agreement and the Warrants.  No consent of any other person (including security holders and creditors of the Company), and no authorization of, notice to, or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the Warrants except for the filing of a Form D pursuant to Regulation D of the U.S. Securities and Exchange Commission under the Securities Act of 1993, as amended (the “Securities Act”) and any other filings or notices required by applicable state law.  This Agreement and the Warrants have been duly executed and delivered on behalf of the Company, and assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)        Upon issuance, sale and delivery in accordance with the terms and conditions of this Agreement, the Stock will be free and clear of any and all liens, claims, options or rights to purchase, security interests, pledges, encumbrances or any other restrictions or rights of third parties, except for restrictions on transfer under the securities laws.

(e)        The Stock, when issued, sold and delivered to the Purchaser in accordance with the terms and conditions of this Agreement, will be fully paid, validly issued and non-assessable, and the shares of Common Stock issuable upon payment by the Purchaser of the exercise price as set forth herein (as may be adjusted from time to time pursuant to the terms and conditions of the Warrants) and exercise of the Warrants in accordance with the terms and conditions of the Transaction Documents will, upon issuance, sale and delivery to the Purchaser, be fully paid, validly issued and non-assessable.

(f)         The Company’s Quarterly Report on Form 10-QSB as filed with the United States Securities and Exchange Commission for the Quarter ended March 31, 2007 is true, correct and complete in all material respects, and, from the date thereof to the date hereof, there have been no material adverse changes in the business of the Company.

4.           Purchaser Representations.  The Purchaser represents and warrants to the Company as follows:

(a)        This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity.

(b)        The Shares are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares, in whole or in part.  The Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

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(c)        The Purchaser is an investor in securities of companies in the development stage and acknowledges that she is able to fend for herself, can bear the economic risk of her investment, has adequate means for providing for her current needs and contingencies and has no need for liquidity with respect to her investment in the Company, and has such knowledge and experience in financial or business matters such that she is capable of evaluating the merits and risks of the investment in the Shares.

(d)        The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D as a result of the Purchaser being either:

(i)         a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; or

(ii)        a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(e)        At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

(f)         The Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. The Purchaser further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

(g)        The Purchaser understands that the Shares (and the Common Stock underlying the Warrants) that it is purchasing or otherwise taking delivery of are or will be characterized as “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable federal and state statutes and regulations such securities may be resold without registration only in certain limited circumstances.  The Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and which permits limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the stock, the availability of certain current public information about the issuer, the resale occurring not less than one year after a party has purchased and paid for the stock to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of stock being sold during any three-month period not exceeding specified limitations.  The Purchaser understands and hereby acknowledges that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Stock or the Common Stock issued upon exercise of the Warrants, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied.

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5.	Transfer Restrictions.

(a)        The Purchaser agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5, and:

(i)         there is then in effect a registration statement under the Securities Act covering the proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)        (A) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the applicable Shares under the Securities Act; and

(iii)       notwithstanding (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser (A) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (B) to any entity that is controlled by, controls or is under common control with the Purchaser; if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if it were an original Purchaser hereunder.

(b)        Certificates evidencing the Shares shall bear one or all of the following legends:

(i)         “The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws.  These securities are subject to restrictions on transferability and resale and may not be offered, sold, pledged, hypothecated, assigned, transferred or resold except as permitted under the Act and applicable state securities laws pursuant to (i) a registration statement under the Act, which has become effective and is current with respect to these securities, or (ii) an exemption therefrom.  The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed pledge, hypothecation, assignment, transfer or resale is in compliance with the Act and any applicable state securities laws.” and

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(ii)        Any legend required by the laws of the State and any other applicable state of the United States.

6.         Indemnification.  The Purchaser agrees to indemnify and hold harmless the Company, its officers, directors, affiliates, subsidiaries, employees and agents from any and all losses suffered by them as a result of any liability related to a breach by Purchaser of a representation or warranty or failure by Purchaser to satisfy any covenant or obligation contained in this Agreement (including the reasonable fees and expenses of defending against such liability or alleged liability).

7.         Agreement. The Company agrees to pay or reimburse the Purchaser, upon invoice, for its reasonable legal fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

8.	Miscellaneous.

(a)        This Agreement together with all schedules and exhibits attached hereto and the Warrants constitutes the entire agreement and understanding between the parties hereto related to the sale of Shares and supersedes and controls all prior verbal and written agreements between the parties relating to the sale of the Shares.

(b)        This Agreement shall be governed by, and construed in accordance with, the laws of the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.

(c)        This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either party hereto without the prior written consent of the other party such consent not to be unreasonably withheld.  Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms and conditions of this Agreement shall be void and of no force or effect.

(d)        As used herein and as the context requires, the masculine, feminine, and neuter genders shall include the others; the singular shall include the plural and vice versa.

(e)        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

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(f)         The representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, shall expire upon the expiration of the applicable statute of limitations (including extensions thereof) in respect thereof, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of either of the Purchaser or the Company, as the case may be.

(g)        Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon confirmed transmission by facsimile, (iii) four business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iv) one business day after deposit with a reputable overnight courier service for next day delivery, and addressed to the party to be notified at the address indicated for such party on the signature pages hereof, or at such other address as such party may designate by ten days' advance written notice to the other parties.

(h)        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other parties.

[Remainder of Page Intentionally Left Blank]

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EXECUTED AND DELIVERED as of the date and year first written above.

CHAPEAU, INC.

________________________
By: ____________________
Its: ____________________

________________________
Purchaser

ACKNOWLEDGED as of the date first written above with respect to Section 2(b) by:

CALIM PRIVATE EQUITY, LLC

________________________
By:      __________________
Its:       __________________

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EXHIBIT 1(b)

   to

STOCK PURCHASE AGREEMENT

Form of Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAW.

Warrant to Purchase Common Stock
of
Chapeau, Inc.

Void after July 31,  2009

This Warrant is issued to ___________, or her registered assigns (the “Holder”) by Chapeau, Inc., a Utah corporation (the “Company”), as of July 31, 2007 (the “Warrant Issue Date”).  This Warrant is issued pursuant to that certain Stock Purchase Agreement dated as of the Warrant Issue Date (the “Purchase Agreement”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned them in the Purchase Agreement.

1.         Shares.Subject to the terms and conditions of this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company 1,000,000 fully paid and non-assessable shares of Common Stock, as constituted on the Warrant Issue Date. The number of shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be subject to adjustment pursuant to Section 9 below.

2.         Exercise Price. The purchase price for the Shares shall be equal to $0.50 per share, as adjusted from time to time pursuant to Section 10 below (the “Exercise Price”).

3.         Exercise Period.  This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. on the second anniversary of the Warrant Issue Date; provided that in the event (each a “Disposition Event”) of (i) the closing of the Company’s sale or transfer of all or substantially all of its assets, or (ii) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Common Stock (unless (A) the shareholders of the Company immediately prior to such transaction or series of related transactions are holders of a majority of the voting equity securities of the surviving or acquiring corporation immediately thereafter, and (B) each of such shareholders immediately prior to such transaction or series of related transactions holds the same pro rata share of such majority of the voting equity securities of the surviving or acquiring corporation as each hold of the Company immediately prior to such transaction or series of related transactions), this Warrant shall, on the date of a Disposition Event, no longer be exercisable and become null and void. The Company shall notify the Holder at least 20 days prior to the consummation of any Disposition Event; provided that the Holder shall in any event have at least 40 days after the Warrant Issue Date to exercise this Warrant.

4.         Method of Exercise.  While this Warrant remains outstanding and exercisable, the Holder may exercise this Warrant, in whole or in part, at one time or from time to time, by:

(a)        the surrender of this Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

(b)        the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

In the event of a partial exercise of this Warrant, the Company shall cause to be issued to the Holder a Warrant of like tenor to this Warrant for the number of Shares for which this Warrant has not yet been exercised.

5.         Representations and Warranties of Holder.  The Holder hereby represents and warrants that:

(a)        This Warrant and the Shares to be received by it upon exercise of this Warrant (collectively, the “Securities”) are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, in whole or in part.  The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)        The Holder is an investor in securities of companies in the development stage and acknowledges that she is able to fend for herself, can bear the economic risk of her investment, has adequate means for providing for her current needs and contingencies and has no need for liquidity with respect to her investment in the Company, and has such knowledge and experience in financial or business matters such that she is capable of evaluating the merits and risks of the investment in the Securities.

(d)        The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D as a result of the Holder being either:

(i)         a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; or

(ii)        a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(e)        At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of this Warrant.

(f)         The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. The Holder further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder had access.

(g)        The Holder understands that the Securities that it is purchasing or otherwise taking delivery of are or will be characterized as “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “1933 Act”) inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable federal and state statutes and regulations such securities may be resold without registration only in certain limited circumstances.  The Holder represents that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and which permits limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the stock, the availability of certain current public information about the issuer, the resale occurring not less than one year after a party has purchased and paid for the stock to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of stock being sold during any three-month period not exceeding specified limitations.  The Holder understands and hereby acknowledges that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities, and that, in such event, the Holder may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied.

6.	Transfer Restrictions.

(a)        The Holder agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, and:

(i)         there is then in effect a registration statement under the 1933 Act covering the proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)        (A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the applicable Securities under the 1933 Act; and

(iii)        notwithstanding (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Holder (A) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (B) to any entity that is controlled by, controls or is under common control with the Holder; if the transferee agrees in writing to be subject to the terms of this Warrant to the same extent as if it were an original Holder hereunder.

(b)        Certificates evidencing the Securities shall bear one or all of the following legends:

(i)         “The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws.  These securities are subject to restrictions on transferability and resale and may not be offered, sold, pledged, hypothecated, assigned, transferred or resold except as permitted under the Act and applicable state securities laws pursuant to (i) a registration statement under the Act, which has become effective and is current with respect to these securities, or (ii) an exemption therefrom.  The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed pledge, hypothecation, assignment, transfer or resale is in compliance with the Act and any applicable state securities laws.” and

(ii)        Any legend required by the laws of the State and any other applicable state of the United States.

7.         Indemnification.  The Holder agrees to indemnify and hold harmless the Company, its officers, directors, affiliates, subsidiaries, employees and agents from any and all losses suffered by them as a result of any liability related to a breach by Holder of a representation or warranty or failure by Holder to satisfy any covenant or obligation contained in this Warrant (including the reasonable fees and expenses of defending against such liability or alleged liability).

8.         Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within 15 days following compliance by the Holder with the requirements of Section 4 above.  The Company shall not be required to issue any fractional shares, and if any fraction of a Share would be issuable on the exercise of this Warrant in full, the Company shall pay an amount in cash equal to the then current fair market value of a Share, as then determined in good faith by the Board of Directors of the Company, times the applicable fraction.

9.         Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant and in exchange for the Exercise Price, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

10.       Adjustment of Exercise Price and Number of Shares. The number of and kind of Shares purchasable or receivable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)        Subdivisions, Combinations and Other Issuances. If the Company shall subdivide the Common Stock, by split-up or otherwise, combine the Common Stock or issue additional shares of Common Stock as a dividend or other distribution with respect to any of its securities, the number of Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision, dividend or distribution and shall be proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of a dividend or other distribution, or in the event that no record date is fixed, upon the making of such dividend or distribution.

(b)        Reclassification, Reorganization and Consolidation. In the event of any reclassification, capital reorganization or change in the Common Stock, other than as a result of an event provided for in (a) above, then, as a condition of such transaction, the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with the applicable transaction by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to the transaction. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that this provision shall thereafter be applicable with respect to any securities deliverable upon exercise of this Warrant, and appropriate adjustments shall be made to  the Exercise Price; provided that the aggregate purchase price shall remain the same.

(c)        Notice of Adjustment. When any adjustment is required to be made in the number or kind of securities receivable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder thereof and of the number of Shares or other securities thereafter receivable upon exercise of this Warrant and the adjusted Exercise Price per share.

(d)        No Impairment.  The Company and the Holder will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the Holder, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Company and the Holder against impairment.

11.       No Shareholder Rights.  Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to this Warrant or the Shares, including without limitation the right to vote, receive dividends or other distributions thereon, exercise preemptive rights or, other than as may be provided in the Purchase Agreement, be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the notices required under this Warrant and, in addition, the Company will afford to the Holder the right, upon advance notice, to meet periodically with the Company’s chief executive and chief financial officers during mutually agreeable business hours to discuss the Company’s business and affairs.

12.       Transfers.  Subject to compliance with the requirements of Section 6 above, this Warrant and all rights (but only with all related obligations) hereunder are transferable in whole or in part by the Holder upon reasonable prior written notification to the Company. The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant, properly endorsed, to the Company at its principal offices; (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer; and (iii) the transferee’s agreement in writing to be bound by and subject to the terms and conditions of this Warrant.  In the event of a partial transfer, the Company shall issue to the Holders one or more appropriate new Warrants of like tenor to this Warrant.

13.       Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders and their respective successors and assigns.

14.       Registration Rights. The Shares issuable upon exercise of this Warrant shall be entitled to be included, pari passu, with any other shares of Common Stock and any securities issuable upon conversion of the Common Stock, under the terms of any registration rights, if any, that the Company may have heretofore granted or may hereafter grant to any other persons whomsoever, and the Company agrees to do all such things in connection with any registration rights agreements or registration of the Common Stock under the 1933 Act to ensure that the rights of the Holder hereunder are recognized in connection therewith.

15.       Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

16.       Captions.  The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

17.       Governing Law.  This Warrant shall be governed by the laws of the State of Utah.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Warrant to be executed by the Company and acknowledged by the Holder July 31, 2007.

CHAPEAU, INC.

________________________
By: ____________________
Its: ____________________

ACCEPTED AND ACKNOWLEDGED:

______________________________
Holder

NOTICE OF EXERCISE

To:  Chapeau, Inc.

The undersigned hereby elects to purchase _________ shares of the Common Stock of Chapeau, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and payment of the Exercise Price per share required under the Warrant accompanies this notice.

The undersigned hereby affirms each and every one of the representations and warranties contained in Section 5 of the Warrant as of the date of this Notice of Exercise.

WARRANT HOLDER:

_________________________________________

By:______________________________________

Date: ____________________________________

Name in which shares should be registered:

_________________________________________

EXHIBIT 3

to

STOCK PURCHASE AGREEMENT

Disclosure Schedule

1.          The representations and warranties contained in Sections 3(b) and 3(f) are subject in their entirety to any and all disclosure contained in or incorporated by reference into the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 filed with the United States Securities and Exchange Commission (“SEC”) on May 15, 2007, and the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2007.